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                                                                   EXHIBIT 99.1

                                     [LOGO]
                                     CUMULUS


For Release 4:30 PM                     For further information please contact:
Thursday, March 28, 2002                Lew Dickey            (404) 949-0700 or
                                        Marty Gausvik         (404) 949-0700


                   CUMULUS MEDIA INC. COMPLETES ACQUISITION OF
                    AURORA COMMUNICATIONS, LLC AND DBBC, LLC

                 ALSO COMPLETES NEW $400 MILLION CREDIT FACILITY

         ATLANTA, GA March 28, 2002 - Cumulus Media Inc. (NASDAQ:CMLS) today announced that it has completed the previously announced acquisitions of Aurora Communications, LLC, which owns and operates 18 radio stations in Connecticut and New York, and the broadcasting operations of DBBC, LLC, which is comprised of 3 radio stations in Nashville, Tennessee.

         Aurora operates multiple-station clusters in Bridgeport, CT, Danbury, CT, Newburgh-Middletown, NY, Westchester County, NY, and Poughkeepsie, NY. This acquisition will increase Cumulus' presence in the Northeast Region and provide Cumulus with an entree into the strategically vital metropolitan New York markets. Aurora was acquired in exchange for $93 million in cash or assumed debt and approximately 10.6 million shares of the Company's Common Stock. As part of the transaction, the Company also issued warrants to purchase 833,333 additional shares of its Common Stock.

         DBBC's broadcasting operations were comprised of three radio stations in Nashville, Tennessee. These stations were acquired in exchange for 5,250,000 shares of the Company's Class A Common Stock, the assumption of approximately $21 million in liabilities of DBBC, and the issuance of warrants to purchase 250,000 additional shares of Common Stock.

         Both acquisitions were completed following approval by the Company's shareholders at a meeting this morning.

         Commenting on the transactions, Lewis W. Dickey, Jr., Chairman, President and Chief Executive Officer of Cumulus, stated "We are very pleased that over 99% of the shareholders who voted cast their votes in favor of these important acquisitions. We are also very pleased to complete both of these important acquisitions prior to the end of the first quarter. These radio properties represent significant platforms in six new markets, including Nashville, TN (Market #44) and Westchester County, NY (Market #59). We welcome our new Cumulus colleagues in



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each of these markets, and we look forward to working together to develop the best run radio platforms in Connecticut, New York and Tennessee."


COMPANY ALSO COMPLETES A NEW $400 MILLION SENIOR CREDIT FACILITY

       Concurrently with the completion of the Aurora and DBBC acquisitions, the Company completed the arrangement and syndication of a $400 million credit facility with J.P. Morgan Securities Inc. and Banc of America Securities, LLC as Joint Arrangers.

         The credit facilities are comprised of an unfunded $112.5 million revolving commitment, a $112.5 million term loan and a $175.0 million term loan. The proceeds from the new credit facility, which closed today, have been used to refinance amounts outstanding under the Company's old credit facility, to fund the respective cash portions of the Aurora and DBBC acquisitions, and to pay fees and expenses associated with both the new credit facilities and the acquisitions.

INFORMATION ABOUT CUMULUS

         Giving effect to the completion of all pending acquisitions and divestitures, Cumulus Media will own and operate 245 radio stations in 53 mid-size U.S. media markets. The Company's headquarters are in Atlanta, GA, and its web site is www.cumulus.com. In addition, the Company owns and operates a multi-market radio network in the English-speaking Caribbean.

         Certain statements within this release constitute "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward looking statements are subject to numerous known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements in light of future decisions by the Company, and by market, economic, competitive, regulatory and technological developments beyond the Company's control.

         The words or phrases "expect", "anticipate", "estimates" and "forecast" and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Investors should examine the filings that are made with the SEC by the Company from time to time, which more fully describe the risks and uncertainties associated with Cumulus Media Inc.'s business. Except as otherwise stated in this news announcement, Cumulus Media Inc. does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.